SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                          PRE-EFFECTIVE AMENDMENT NO.1

                                       TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)

         Republic of the                                       52-2098714
         Marshall Islands                                   (I.R.S. Employer
(State of incorporation or organization)                  Identification Number)

         One Station Place
         Stamford, Connecticut                                             06902
(Address of principal executive offices)                              (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                               Name of each exchange on which
to be so registered                               each class it so be registered
- - - - - - - - - - - - - -                       - - - - - - - - - - - - - - -
COMMON STOCK, PAR                                    NEW YORK STOCK EXCHANGE
VALUE $0.50 PER SHARE

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A. (c), check the following box. [x]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                    333-52771

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

     For information with respect to OMI Corporation's common stock, par value $0.50 per share (the "Common Stock"), see the information under the captions "New OMI-Capital Stock to be Registered," "New OMI-Restrictions on Import and Export of Capital," "New OMI-Certain Change in Control Effects Of Certain Provisions of the Certificate of Incorporation and By-Laws of New OMI" and "New OMI-Tax Consequences under Marshall Islands Law" contained in the Proxy Statement/Prospectus deemed a part of OMI Corporation's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission on May 15, 1998 (Registration Statement Number 333-52771). The Prospectus is deemed to be incorporated herein by reference. OMI Corporation (the "Company") has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the New York Stock Exchange.

Item 1.   Exhibits

     The required exhibits need not be filed because the Common Stock will be registered on the New York Stock Exchange, on which no other securities of the Company are registered.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      OMI CORPORATION

Date:  June 17, 1998                  By:  /s/  Craig H. Stevenson, Jr.
                                           - - - - - - - - - - - - - - - - - - -
                                           Craig H. Stevenson, Jr.
                                           Chief Executive Officer and President